Exhibit 10.40

CLOSING ITEM NO.:  A-13










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                COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY


                                       AND


                            SPURLOCK ADHESIVES, INC.




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                        PAYMENT IN LIEU OF TAX AGREEMENT

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                           DATED AS OF OCTOBER 1, 1997





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                        PAYMENT IN LIEU OF TAX AGREEMENT


         THIS PAYMENT IN LIEU OF TAX AGREEMENT dated as of OCTOBER 1, 1997 ("Agreement") by and between the COUNTY OF SARATOGA INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York having its office at the Saratoga County Municipal Center, 40 McMaster Street, Ballston Spa, New York 12020 (the "Issuer"), and SPURLOCK ADHESIVES, INC., a corporation having an address of 5090 General Mahone Highway, Waverly, Virginia 23890 (the "Company");

                              W I T N E S S E T H:

         WHEREAS, the New York State Industrial Development Agency Act, being Title I of Article 18-A of the General Municipal Law, Chapter 24, of the Consolidated Laws of the State of New York, as amended (the "Enabling Act"), authorizes and provides for the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State of New York and empowers such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and dispose of land and any buildings or other improvements, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for, among other things, manufacturing, warehousing, research, commercial or industrial purposes, in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their recreation opportunities, prosperity and standard of living; and

         WHEREAS, the Enabling Act further authorizes each such agency to lease or sell any or all of its facilities and to issue its bonds for the purpose of carrying out any of its corporate purposes and, as security for the payment of the principal and redemption price of, and interest on, any such bonds so issued and any agreements made in connection therewith, to mortgage and pledge any or all of its facilities whether then owned or thereafter acquired, and to pledge the revenues and receipts from the lease or sale thereof to secure the payment of such bonds and interest thereon; and

         WHEREAS, the Issuer was created pursuant to and in accordance with the provisions of the Enabling Act by Chapter 855 of the Laws of 1971 of the State of New York, as amended (said chapter and the Enabling Act being hereinafter collectively referred to as the "Act"), and is empowered under the Act to undertake the Project (as hereinafter defined) in order to so advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and improve their standard of living; and

         WHEREAS, the Issuer, by resolution adopted on September 16, 1997 (the "Resolution"), resolved to issue its Industrial Development Revenue Bonds (Spurlock Adhesives, Inc. Project), Series 1997 A in the aggregate principal amount not to exceed $6,000,000 (the "Bonds") in connection with a project (the "Project") undertaken by the Issuer consisting of (A) (1) the acquisition of a certain parcel of land comprising approximately 16.37 acres constituting Lot #3 located in the Moreau Industrial Park in the Town of Moreau, Saratoga County, New York as more particularly described on Exhibit "A" attached hereto (the "Land"), (2) the construction on the Land of two (2) buildings approximately 10,000 square feet each in size and one (1) approximately 800 square foot building for use in the manufacturing of synthetic organic chemicals and related functions (collectively the "Facility") and (3) the acquisition and installation therein of certain machinery and equipment (the "Equipment" and together with the Land and the Facility, the "Project Facility"), and (B) the financing of a portion of the costs of the foregoing; and

         WHEREAS, the Issuer will sell the Project Facility to the Company pursuant to the terms of an installment sale agreement dated as of October 1, 1997 (as amended from time to time, the "Installment Sale Agreement") by and between the Issuer and the Company; and


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         WHEREAS,  the  Bonds  will  be  issued  and  sold  pursuant  to a trust indenture dated as of October 1, 1997 (the "Indenture") by and between the Issuer and Star Bank, N.A., as trustee (the "Trustee"); and

         WHEREAS, under the present provisions of the Act and Section 412-a of the Real Property Tax Law of the State of New York (the "Real Property Tax Law"), the Issuer is not required to pay taxes or assessments upon any of the property acquired by it or under its jurisdiction, supervision or control or upon its activities; and

         WHEREAS, pursuant to the provision of Section 6.6 of the Installment Sale Agreement, the Company has agreed to make payments in lieu of real estate taxes with respect to the Project Facility in the amounts and in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITION OF TERMS. All words and terms used herein and not otherwise defined herein shall have the meanings assigned to such words and terms in the Installment Sale Agreement.



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                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES


SECTION 1.01. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants that:

         (A) Power: The Company is a company duly formed and validly existing under the laws of the State of Virginia, is authorized to conduct business in the State of New York and has power and authority to enter into this Agreement and to carry out its obligations hereunder.

         (B) Authorization: Neither the execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby nor the fulfillment by the Company of or compliance by the Company with the provisions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or by-laws of the Company or, in any material respect, of any order, judgment, agreement, or instrument to which the Company is a party or by which it is bound, or will constitute a default under any of the foregoing.

         (C) Governmental Consent: To the knowledge of the Company no consent, approval or authorization of, or filing, registration or qualification with, any governmental or public authority on the part of the Company not already obtained is required as a condition precedent to the execution, delivery or performance of this Agreement by the Company or as a condition precedent to the consummation by the Company of the transactions contemplated hereby.

SECTION 1.02. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants that:

         (A) Power: The Issuer is duly established under the provisions of the Act and has the power to enter into this Agreement and to carry out its obligations hereunder. By proper official action, the Issuer has been duly authorized to execute, deliver and perform this Agreement.

         (B) Authorization: Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby by the Issuer nor the fulfillment by the Issuer or compliance by the Issuer with the provisions of this Agreement will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act, the by-laws of the Issuer, or any order, judgment, restriction, agreement or instrument to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.

         (C) Governmental Consent: To the knowledge of Issuer no consent, approval or authorization of, or filing, registration or qualification with, any governmental or public authority on the part of the Issuer is required as a condition precedent to the execution, delivery or performance of this Agreement by the Issuer or as a condition precedent to the consummation by the Issuer of the transactions contemplated hereby.



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                                   ARTICLE II

                            COVENANTS AND AGREEMENTS


SECTION 2.01.     TAX-EXEMPT STATUS OF PROJECT FACILITY.

         (A)      Assessment of Facility: Pursuant to Section 874 of the Act and
Section 412-a of the Real Property Tax Law, the parties hereto acknowledge that, upon acquisition of the Project Facility by the Issuer, and for so long thereafter as the Issuer shall own the Project Facility, the Project Facility shall be assessed by the various taxing entities having jurisdiction over the Project Facility, including, without limitation, any county, city, school district, town, village or other political unit or units wherein the Project Facility is located (such taxing entities being sometimes collectively hereinafter referred to as the "Taxing Entities", and each of such Taxing Entities being sometimes individually hereinafter referred to as a "Taxing Entity") as exempt upon the assessment rolls of the respective Taxing Entities prepared subsequent to the acquisition by the Issuer of title to the Project Facility. The Company shall promptly, following acquisition by the Issuer of title to the Project Facility, cooperate to ensure that the Project Facility is assessed as exempt upon the assessment rolls of the respective Taxing Entities prepared subsequent to such acquisition by the Issuer, and for so long thereafter as the Issuer shall own the Project Facility, the Company shall take such further action as may be necessary to maintain such exempt assessment with respect to each Taxing Entity. The Issuer will cooperate with the Company and will take all action as may be necessary (subject to the provisions of Section
3.01 hereof) to preserve the tax exempt status of the Project Facility. The parties hereto acknowledge that the Project Facility shall not be entitled to such exempt status on the tax rolls of any Taxing Entity until the first March 1 to occur following the Issuer's acquisition of the Project Facility with respect to town, county and school taxes. Pursuant to the provisions of the Installment Sale Agreement, the Company will be required to pay to the appropriate Taxing Entity all taxes and assessments lawfully levied and/or assessed by the appropriate Taxing Entity against the Project Facility, including taxes and assessments levied for the current tax year and all subsequent tax years until the Project Facility shall be entitled to exempt status on the tax rolls of the appropriate Taxing Entity.

         (B) Special Assessments: The parties hereto understand that the tax exemption extended to the Issuer by Section 874 of the Act and Section 412-a of the Real Property Tax Law does not entitle the Issuer to exemption from special assessments and special ad valorem levies. Pursuant to the Installment Sale Agreement, the Company will be required to pay to the appropriate Taxing Entity all special assessments and special ad valorem levies lawfully levied and/or assessed by the appropriate Taxing Entity against the Project Facility.

SECTION 2.02.  PAYMENTS IN LIEU OF TAXES.

         (A) Agreement to Make Payments: The Company agrees that it will make annual payments in lieu of real estate taxes with respect to the Project to the Issuer in the amounts hereinafter provided for redistribution to the respective Taxing Entities in proportion to the amounts which said Taxing Entities would have received had not the Project Facility been acquired and owned by the Issuer.

         (B)      Amount of Payments in Lieu of Taxes:

                  (1) Town and County Taxes: (a) Commencing on February 15, 1999 and continuing on February 15 of each year thereafter up to and including February 15, 2008, payments in lieu of real estate taxes shall be due, owing and payable by the Company to the Issuer on account of town and county taxes with respect to each appropriate Taxing Entity equal to the product of (i) the Initial Assessed Land Value (as herein defined) and (ii) the tax rate or rates of each such Taxing Entity applicable to the Project Facility for the current tax year of such Taxing Entity. For purposes of this Section 2.02, the term "Initial Assessed Land Value" shall mean the greater of



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(i) the Assessed Value of the Land determined in accordance with Section 2.02(3)
hereof and (ii) the product of the purchase price paid by the Company for the Land and the applicable Equalization Rate.

                  (b) Commencing February 15, 2009 and continuing on each February 15 thereafter for such time as this Agreement is in effect, payments in lieu of real estate taxes shall be due, owing and payable by the Company to the Issuer on account of town and county taxes with respect to each appropriate Taxing Entity in an amount to be determined by multiplying (i) the Assessed Value of the Project Facility determined pursuant to Section 3 of this Section 2.02 by (ii) the tax rate or rates of such Taxing Entity applicable to the Project Facility for the current tax year of such Taxing Entity

                  (2) School Taxes: (a) Commencing September 15, 1998 and continuing on September 15 of each year up to and including September 15, 2007, payments in lieu of real estate taxes shall be due, owing and payable by the Company to the Issuer on account of school taxes equal to the product of (i) the Initial Assessed Land Value and (ii) the tax rate or rates of the Hudson Falls Central School District applicable to the Project Facility for the current tax year.

                  (b) Commencing September 15, 2008 and continuing for such time as this Agreement is in effect, payments in lieu of real estate taxes shall be due, owing and payable by the Company to the Issuer on account of school taxes in an amount to be determined by multiplying
         (i) the Assessed Value of the Project Facility  determined  pursuant to
         Section 3 of this Section 2.02 by (ii) the tax rate or rates of the Hudson Falls Central School District applicable to the Project Facility for the current tax year of the Hudson Falls Central School District.

                  (3) (a) For purposes of this Section 2.02 the "Assessed Value" of the Land or the Project Facility, as applicable, shall be determined by the appropriate officer or officers of the Taxing Entity responsible for assessing properties in each Taxing Entity (said officer or officers being hereinafter collectively referred to as the "Assessor"). The Assessor shall (a) appraise the Land or the Project Facility, as applicable, (excluding, where permitted by law, personal property) in the same manner as other similar properties in said Taxing Entity and (b) place a value for assessment purposes upon the Land or the Project Facility, as applicable, equalized if necessary by using the appropriate equalization rates as apply in the assessment and levy of real property taxes.

                  (b) If the Company is dissatisfied with the amount of Assessed Value as initially established or as changed, the Company may pursue review of the Assessed Value under Article 7 of the New York State Real Property Tax Law or any other law or ordinance then in effect relating to disputes over assessed valuation of real property in the State of New York, and may take any and all other action available to it at law or in equity, for a period of two (2) years from the date such Assessed Value is initially established or changed. IF THE COMPANY FAILS TO PURSUE REVIEW OF (I) THE INITIALLY ESTABLISHED ASSESSED VALUE, DURING THE SEVEN (7) YEAR PERIOD FOLLOWING SUCH ESTABLISHMENT, OR (II) ANY CHANGE IN ASSESSED VALUE, DURING THE TWO (2) YEAR PERIOD FOLLOWING ANY SUCH CHANGE, THE COMPANY SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT TO CONTEST OR DISPUTE SUCH ASSESSED VALUE AT ANY TIME FOR A SEVEN (7) YEAR PERIOD COMMENCING IN 2008 NOTWITHSTANDING ANYTHING IN THE NEW YORK STATE REAL PROPERTY TAX LAW TO THE CONTRARY. THIS SEVEN (7) YEAR LIMITATION SHALL APPLY TO EACH AND EVERY CHANGE IN ASSESSMENT MADE DURING THE PERIOD THAT THE ISSUER HOLDS TITLE TO THE PROJECT FACILITY, AND SHALL BE FOR THE BENEFIT OF THE ISSUER AND THE OTHER TAXING ENTITIES. The Issuer hereby irrevocably appoints the Company its attorney-in-fact and agent (coupled with an interest) for the purpose of commencing any proceeding, preparing and filing all documents and taking any and all other actions required to be taken by Issuer, necessary or desirable, in the opinion of the Company, to contest or dispute any Assessed Value within such two (2) year period; provided, however, that the Issuer shall incur no expense or liability in connection with any action taken or omitted to be taken by its


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         attorney-in-fact  and agent.  The Issuer agrees to promptly  furnish to the Company any communication which the Issuer may receive from any Taxing Entity relating to the Project Facility.

                  (4) Additional Amounts in Lieu of Taxes: Commencing on each of the first February 15 and September 15 of the first tax year following the date on which any structural addition shall be made to the Project Facility or any portion thereof or any additional building or other structure shall be constructed on the Land (such structural additions and additional buildings and other structures being hereinafter referred to as "Additional Facilities"), the Company agrees to make additional annual payments in lieu of property taxes (such additional payments being hereinafter collectively referred to as "Additional Payments") to the Issuer with respect to such Additional Facilities, such Additional Payments to be computed separately for each Taxing Entity as follows:

                  (1) Determine the amount of general taxes and general assessments (hereinafter referred to as the "Normal Tax") which would be payable to each Taxing Entity if such Additional Facilities were owned by the Company and not the Issuer by multiplying (a) the additional Assessed Value of such Additional Facilities determined pursuant to subsection (B)(3) of this Section 2.02, by (b) the tax rate or rates of such Taxing Entity that would be applicable to such Additional Facilities if such Additional Facilities were owned by the Company and not the Issuer, and (c) reduce the amount so determined by the amounts of any tax exemptions that would be afforded to the Company by such Taxing Entity if such Additional Facilities were owned by the Company and not the Issuer.

                  (2) In each calendar year during the term of this Agreement (commencing in the calendar year when such Additional Facilities first appear on the assessment roll of any Taxing Entity), the amount payable by the Company to the Issuer on behalf of each Taxing Entity as a payment in lieu of property tax with respect to such Additional Facilities pursuant to this Agreement shall be an amount equal to one hundred percent (100%) of the Normal Tax due each Taxing Entity with respect to such Additional Facilities for such calendar year (unless the Issuer and the Company shall enter into a separate written agreement regarding payments in lieu of property taxes with respect to such Additional Facilities, in which case the provisions of such separate written agreement shall control).

SECTION 2.03. INTEREST. If the Company shall fail to make any payment required by this Agreement when due, its obligation to make the payment so in default shall continue as an obligation of the Company until such payment in default shall have been made in full, and the Company shall pay the same together with late fees and interest thereon equal to the greater of (A) any late fees and interest which would be applicable with respect to each Taxing Entity were the Project Facility owned by the Company and not the Issuer and (B) the late fees and interest prescribed by subsection (5) of Section 874 of the General Municipal Law of the State of New York (or any successor statute thereto).



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                                   ARTICLE III

                        LIMITED OBLIGATION OF THE ISSUER


SECTION 3.01.  NO RECOURSE; LIMITED OBLIGATION OF THE ISSUER.

         (A) No Recourse: All covenants, stipulations, promises, agreements and obligations of the Issuer contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, officer, agent, servant or employee of the Issuer in his individual capacity, and no recourse under or upon any obligation, covenants or agreement contained in this Agreement, or otherwise based upon or in respect of this Agreement, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future member, officer, agent (other than the Company), servant or employee, as such, of the Issuer or any successor public benefit corporation or political subdivision or any person executing this Agreement on behalf of the Issuer, either directly or through the Issuer or any successor public benefit corporation or political subdivision or any person so executing this Agreement, it being expressly understood that this Agreement is a corporate obligation, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, agent (other than the Company), servant or employee of the Issuer or of any successor public benefit corporation or political subdivision or any person so executing this Agreement under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom; and that any and all such personal liability of, and any and all such rights and claims against, every such member, officer, agent (other than the Company), servant or employee under or by reason of the obligations, covenants or agreements contained in this Agreement or implied therefrom are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

         (B) Limited Obligation: The obligations and agreements of the Issuer contained herein shall not constitute or give rise to an obligation of the State of New York or the County of Saratoga, New York, and neither the State of New York nor the County of Saratoga, New York shall be liable thereon, and further such obligations and agreements shall not constitute or give rise to a general obligation of the Issuer, but rather shall constitute limited obligations of the Issuer payable solely from the revenues of the Issuer derived and to be derived from the lease, sale or other disposition of the Project Facility (except for revenues derived by the Issuer with respect to the Unassigned Rights.

         (C) Further Limitation: Notwithstanding any provision of this Agreement to the contrary, the Issuer shall not be obligated to take any action pursuant to any provision hereof unless (1) the Issuer shall have been requested to do so in writing by the Company, and (2) if compliance with such request is reasonably expected to result in the incurrence by the Issuer (or any of its members, officers, agents, servants or employees) of any liability, fees, expenses or other costs, the Issuer shall have received from the Company security or indemnity and an agreement from the Company satisfactory to the Issuer to defend and hold harmless the Issuer against all such liability, however remote, and for the reimbursement of all such fees, expenses and other costs.


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                                   ARTICLE IV

                                EVENTS OF DEFAULT


SECTION 4.01. EVENTS OF DEFAULT. Any one or more of the following events (hereinafter an "Event of Default") shall constitute a default under this
Agreement:

         (A) Failure of the Company to pay any amount due and payable by it pursuant to this Agreement and continuance of said failure for a period of fifteen (15) days after written notice to the Company stating that such payment is due and payable;

         (B) Failure of the Company to observe and perform any other covenant, condition or agreement on its part to be observed and performed by it hereunder (other than as referred to in paragraph (A) above) and continuance of such failure for a period of thirty (30) days after written notice to the Company specifying the nature of such failure and requesting that it be remedied; provided that if such default cannot reasonably be cured within such thirty (30) day period, and the Company shall have commenced action to cure the breach of such covenant, condition or agreement within said thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for a period not to exceed ninety
(90) days from the date of receipt by the Company of such notice; or

         (C) Any warranty or representation by the Company contained in this Agreement shall prove to have been false or incorrect in any material respect on the date when made or on the effective date of this Agreement and such falsity or incorrectness has a material adverse affect on the Company's ability to perform its obligations under this Agreement.

SECTION 4.02. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and be continuing with respect to this Agreement, the Issuer may take whatever action at law or in equity as may appear necessary or desirable to collect the amount then in default or to enforce the performance and observance of the obligations, agreements and covenants of the Company under this Agreement including, without limitation, the exercise by the Issuer of the remedy set forth in subsections (A)(3) and (A)(4) of Section 10.2 of the Installment Sale Agreement. Each such Event of Default shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Company irrevocably agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York, consents to the jurisdiction of each such court in any such suit, action or proceeding, and waives any objection which it may have to the laying of the venue of any such suit, action or proceeding in any of such courts.

SECTION 4.03. PAYMENT OF ATTORNEY'S FEES AND EXPENSES. If an Event of Default should occur and be continuing under this Agreement and the Issuer should employ attorneys or incur other reasonable expenses for the collection of any amounts due and payable hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will, on demand therefor by the Issuer, reimburse the Issuer for the reasonable fees and disbursements of such attorneys and such other reasonable expenses so incurred, whether or not an action is commenced.

SECTION 4.04.  REMEDIES; WAIVER AND NOTICE.

         (A) No Remedy Exclusive: Notwithstanding anything to the contrary contained herein, no remedy herein conferred upon or reserved to the Issuer or the Company is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.

         (B) Delay: No delay or omission in exercising any right or power accruing upon the occurrence of an Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         (C) Notice Not Required: In order to entitle the Issuer to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

         (D) No Waiver: In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to be a waiver of any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing.

                                    ARTICLE V

                                  MISCELLANEOUS


SECTION 5.01.  TERM OF AGREEMENT.

         (A)      General:   This  Agreement  shall  become  effective  and  the
obligations of the Company and the Issuer shall arise absolutely and unconditionally upon the execution and delivery of this Agreement by the Company and the Issuer. This Agreement shall continue to remain in effect until the termination of the Installment Sale Agreement in accordance with its terms.

         (B) Extended Term: In the event that (1) title to the Project Facility shall be conveyed to the Company, (2) on the date on which the Company obtains title to the Project Facility, the Project Facility shall be assessed as exempt upon the assessment roll of any one or more of the Taxing Entities solely as a result of the Issuer's prior ownership of the Project Facility, and (3) the fact of obtaining title shall not immediately obligate the Company to make pro rata tax payments pursuant to legislation similar to Chapter 635 of the 1978 Laws of New York (codified as subsection 3 of Section 302 of the Real Property Tax Law and Section 520 of the Real Property Tax Law), this Agreement shall remain in full force and effect but only to the extent set forth in this sentence and the Company shall be obligated to make payments to the Issuer in amounts equal to the Normal Tax which would be due from the Company if the Project Facility were owned by the Company and not the Issuer until the first tax year in which the Company shall appear on the tax rolls of the various Taxing Entities having jurisdiction over the Project Facility as the legal owner of record of the Project Facility.

SECTION 5.02. FORM OF PAYMENTS. The amounts payable under this Agreement shall be payable in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

SECTION 5.03. COMPANY ACTS. Where the Company is required to do or accomplish any act or thing hereunder, the Company may cause the same to be done or accomplished with the same force and effect as if done or accomplished by the Company.

SECTION 5.04. AMENDMENT OF AGREEMENT. This Agreement may not be amended, changed, modified, altered, supplemented or terminated unless such amendment, change, modification, alteration or termination is in writing and unless signed by the party against which enforcement of the amendment, change, modification, alteration, supplement or termination shall be sought and, if any Mortgage remains outstanding, the Security Representative.

SECTION 5.05. NOTICES. All notices, certificates or other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when (A) sent to the applicable address stated below by registered or certified mail, return receipt requested, or by such other means as shall provide the sender with documentary evidence of such delivery (including, but not limited to, overnight delivery) or (B) delivery is refused by the addressee, as evidenced by the affidavit of the Person who attempted to effect such delivery. The address to which notices, certificates and other communications hereunder shall be delivered are as follows:

         (A)      TO THE ISSUER:

                  County of Saratoga Industrial Development Agency Saratoga County Municipal Center
                  40 McMaster Street
                  Ballston Spa, New York  12020
                  Attention:  Chairman

                  WITH A COPY TO:

                  Snyder, Kiley, Toohey & Corbett
                  160 West Avenue
                  P.O. Box 4367
                  Saratoga Springs, New York  12866
                  Attention: Michael Toohey, Esq.


         (B)      TO THE COMPANY:

                  Spurlock Adhesives, Inc.
                  5090 General Mahone Highway
                  Waverly, Virginia  23890
                  Attention:  Phillip S. Sumpter, Executive Vice President

                  WITH A COPY TO:

                  Williams Mullen Christian & Dobbins, P.C.
                  1021 East Cary Street
                  Richmond, Virginia  23219
                  Attention:  David L. Dallas, Jr., Esq.


provided, that the Issuer and the Company may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates or other communications to them shall be sent.

SECTION 5.06. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Issuer, the Company and their respective successors and assigns.

SECTION 5.07. SEVERABILITY. If any article, section, subdivision, paragraph, sentence, clause, phrase, provision or portion of this Agreement shall for any reason be held or adjudged to be invalid or illegal or unenforceable by any court of competent jurisdiction, such article, section, subdivision, paragraph, sentence, clause, phrase, provision or portion so adjudged invalid, illegal or unenforceable shall be deemed separate, distinct and independent and the remainder of this Agreement shall be and remain in full force and effect and shall not be invalidated or rendered illegal or unenforceable or otherwise affected by such holding or adjudication.

SECTION 5.08. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

SECTION 5.09. ASSIGNMENT. This Agreement may not be assigned by the Company absent the prior written consent of the Issuer.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective names, all being done the date first above written.

                                       COUNTY OF SARATOGA INDUSTRIAL
                                       DEVELOPMENT AGENCY


                                       By: /s/ Floyd H. Rourke
                                           -------------------------------------
                                           Floyd H. Rourke, Chairman



                                       SPURLOCK ADHESIVES, INC.


                                       By: /s/ Phillip S. Sumpter
                                           -------------------------------------
                                       Name: Phillip S. Sumpter
                                             -----------------------------------
                                       Title: Executive Vice President
                                              ----------------------------------

                                   EXHIBIT "A"

                        DESCRIPTION OF THE REAL PROPERTY





         THAT TRACT OR PARCEL OF LAND, situate in the Town of Moreau, County of Saratoga and State of New York more fully described as Lot Number 3 as shown on subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on March 18, 1992 in drawer #M-348 A-Z and AA-DD; and as modified by revised subdivision maps of Moreau Industrial Park prepared by The Saratoga Associates and filed in the Saratoga County Clerk's Office on February 16, 1994 in drawer #M-398, A-S and being further bounded and described as follows:

         BEGINNING at a point marked with a capped iron rod found at the point of intersection of the easterly line of Farnan Road with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence from said point of beginning along said common division line the following five (5) courses and distances:

     1) North 90 deg. 00 min. 00 sec. East, 347.86 feet to a point marked with a capped iron rod found;
     2) South 00 deg. 00 min. 00 sec. West, 32.63 feet to a point marked with a capped iron rod found;
     3) North 90 deg. 00 min. 00 sec. East, 191.52 feet to a point marked with a capped iron rod found;
     4) North 00 deg. 00 min. 00 sec. East, 32.63 feet to a point marked with a capped iron rod found;
     5) North 90 deg. 00 min. 00 sec. East, 680.17 feet to the point of intersection of the westerly line of Lot No. 5 with the common division line of Lot No. 4 to the north and Lot No. 3 to the south as shown on said map; thence along said westerly line, South 16 deg. 10 min. 56 sec. West, 102.04 feet to a point in the northwesterly line of lands of The State of New York as shown on said map, said point also being at the 145 foot elevation; thence along said northwesterly and the westerly line of lands of The State of New York as it winds and turns along the 145 foot elevation in a southerly direction 712 +/- feet to the point of intersection of said westerly line of lands of The State of New York with the common division line of Lot No. 3 to the north and Lot No. 2 to the south as shown on said map, the last course having a tie-line of South 33 deg. 02 min. 30 sec. West, 699.47 feet; thence along said common division line, South 90 deg. 00 min. 00 sec. West, 865.65 feet to a point marked with a capped iron rod found at the point of intersection of the easterly line of Farnan Road with the common division line of Lot No. 3 to the north and Lot No. 2 to the south as shown on said map; thence along said easterly line in a northerly direction the following four (4) courses and distances:

     1) North 00 deg. 00 min. 00 sec. West, 116.35 feet to a point of curvature;
     2) Along a curve to the right an arc length of 464.05 feet to a point of tangency, said curve having a radius of 2,773.32 feet and a delta angle of 09 deg. 35 min. 13 sec.;
     3)  North 09 deg. 35 min. 13 sec. East, 50.00 feet to a point of curvature;
     4) Along a curve to the left an arc length of 57.49 feet to the point or place of beginning, said curve having a radius of 2,294.42 feet and a delta angle of 01 deg. 26 min. 08 sec., said parcel containing 16.37 +/- acres of land and being Lot No. 3 as shown on said map.